Exhibit 99.1

PROMISSORY NOTE EXTENSION AGREEMENT

THIS PROMISSORY NOTE EXTENSION AGREEMENT (“Agreement”) is made and entered into effective as of January 30, 2009, by and among ENERLUME ENERGY MANAGEMENT CORP., a Colorado corporation, (“Maker”) and Daniel Troiano (the “Payee”).

R E C I T A L S:

A.              Maker and Payee are parties to a Promissory Note dated July 30, 2008, (the “Note”).

B.              The Note matures on January 30, 2009, and the parties hereto have entered into this Agreement for purposes of extending the maturity date of the Note.

NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

1.              PRINCIPAL BALANCE: The outstanding principal amount due under the Note is adjusted to reflect prior accrued unpaid interest of $45,000 for a new total principle balance of Five Hundred Forty Five Thousand Dollars ($545,000). In addition, interest will continue to accrue as defined under the Note.

2. DUE DATE:  The Due Date as defined in the Note is hereby extended to July 30, 2009.

3. CONVERSION RATE: The conversion rate as defined in the Note is herby adjusted to $0.37 per share.

4.              WARRANT:  Upon execution of this Agreement, Maker agrees to issue to Payee a cashless warrant to purchase 310,000 shares of Maker’s common stock at $0.54 per share, exercisable until January 31, 2014 (the “Warrant”).

5.              PREPAYMENT: The election to demand prepayment of the Note from the Payee under the Note terms is herby adjusted to reflect a single fundraising event of $3.0 million.

6.              INVESTMENT REPRESENTATIONS.  The Payee re-affirms the representations and warranties contained in the original subscription agreement executed in connection with the original Note issuance and represents and warrants to the Maker that in connection with the extension of the maturity date of the Note, the conversion price and the issuance of the Warrant (collectively referred to as the “Securities”):

(a)           The Payee understands and acknowledges that the Securities are being sold by the Maker in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

(b)           The Payee is acquiring the Securities for its own account, to hold for investment, and the Payee shall not make any sale, transfer or other disposition of the Securities in violation of the Securities Act or the rules promulgated thereunder or in violation of any applicable state securities law.

(c)           The Payee has been advised that the Securities have not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Maker on such exemptions is predicated in part on the Payee’s representations set forth herein.

               (d)           The Payee has been informed that under the Securities Act, the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by the Payee of the Securities.  The Payee further agrees that the Maker may refuse to permit the Payee to sell, transfer or dispose of the Securities (except as permitted under Rule 144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless the Payee furnishes an opinion of counsel reasonably satisfactory to counsel for the Maker to the effect that such registration is not required.

(e)              The Payee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and is able to bear the economic risk of an investment in the Securities for an indefinite period of time.

(f)              The Payee has such knowledge and experience in financial and business matters that the Payee is capable of evaluating the merits and risks of the prospective investment in the Maker and the Payee has received and reviewed all information requested of the Maker and, based on such review, understands and has evaluated the merits and risks of the investment in the Maker.

(g)              The Payee has had the opportunity to ask questions and receive answers concerning the Company, as well as the terms and conditions of the offering of the Securities, and to obtain additional information reasonably available to the Maker, including the Maker’s public filings made with the Securities and Exchange Commission, including periodic and current reports on Form 10-K, 10-Q and 8-K.

7.              MISCELLANEOUS. Except as expressly modified herein, all other terms and provisions of the Note shall remain in full force and effect.

ENERLUME ENERGY MANAGEMENT CORP,
a Colorado corporation, Maker

Date: February 12, 2009	By: /s/ David J. Muphy
David J. Murphy, Chief Executive Officer

Daniel Troiano, Payee

Date: February 12, 2009	By:/s/ Daniel Troiano
Print Name: Daniel Troiano
Address: